Kenexa Announces Financial Results for First Quarter 2011

WAYNE, Pa. – May 3, 2011 – Kenexa (Nasdaq: KNXA), a global provider of business solutions for human resources, today announced operating results for the first quarter, ended March 31, 2011.

For the first quarter of 2011, Kenexa reported total GAAP revenue of $60.0 million, with non-GAAP revenue of $63.0 million after eliminating the $3.0 million GAAP adjustment to deferred revenue resulting from the October 2010 acquisition of Salary.com, Inc.  Non-GAAP revenue increased 59% compared to $39.7 million for the first quarter of 2010. Within total non-GAAP revenue, subscription revenue was $49.2 million for the first quarter of 2011, an increase of 48% compared with $33.3 million in the first quarter of 2010.  Professional services and other revenue was $13.8 million for the first quarter of 2011, an increase of 116% compared to $6.4 million for the first quarter of 2010.

“The first quarter was a strong start to 2011, with all major areas of our business performing at or above our expectations,” said Rudy Karsan, Chief Executive Officer of Kenexa.  “With the economy improving and hiring beginning to increase, we are seeing a growing number of organizations looking for a strategic HR solutions provider that can help them transform their recruiting and overall talent management business processes.  Our unique combination of software, proprietary content and services is a key driver to Kenexa’s growing market share and success with global organizations.”

Karsan added, “For the second quarter in a row, we are materially increasing our FY11 revenue guidance reflecting what we see as Kenexa’s growing momentum.  In addition, we are increasingly optimistic about Kenexa’s long-term market position and believe the company is at the early stages of realizing the benefits from our increased investments in sales and marketing as well as R&D.”

Non-GAAP income from operations, which excludes share-based compensation expense, amortization of acquired intangibles, fees related to our acquisitions and the purchase accounting impact to Salary.com’s deferred revenue, was $5.0 million for the three months ended March 31, 2011.  This was above the Company’s guidance of $4.4 million to $4.8 million and represented an increase of 119% compared to non-GAAP income from operations of $2.3 million for the three months ended March 31, 2010.

Non-GAAP net income available to common shareholders, which excludes the items listed above, was $3.7 million for the three months ended March 31, 2011, compared to $2.2 million for the three months ended March 31, 2010.  Non-GAAP net income available to common shareholders was $0.15 per diluted share for the quarter ended March 31, 2011, above the Company’s guidance of $0.13 to $0.14 and up 50% compared to $0.10 per diluted share in the first quarter of 2010.

Kenexa’s loss from operations for the three months ended March 31, 2011, determined in accordance with GAAP, was $2.8 million, compared to income from operations of $62,000 for the same period of 2010. GAAP net loss available to common shareholders was approximately $3.2 million, or a loss of $0.14 per basic share for the three months ended March 31, 2011, compared to a net loss of $18,000, or $0.00 per diluted share, in the same period of 2010.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents of $19.7 million at March 31, 2011, compared to $52.5 million at the end of the prior quarter.  During the quarter, the company used approximately $23 million in cash to reduce its long-term debt and approximately $10 million as consideration for two small acquisitions made during the quarter.  Deferred revenue was $82.2 million at March 31, 2011, an increase of 51% from March 31, 2010 and up from $76.1 million at the end of the fourth quarter of 2010.

Other First Quarter and Recent Highlights

•
More than 50 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually), an increase from the over 30 preferred partner customer additions in the year ago period.

•	The average annualized revenue from the Company’s top 80 customers, or P-cubed metric, was greater than $1.4 million, an increase from the over $1.0 million level in the first quarter of 2010.

Business Outlook

Based on information as of today, May 3, 2011, the Company is issuing financial guidance as follows:

Second Quarter 2011*: The Company expects GAAP revenue to be $64.0 million to $66.0 million.  Excluding the GAAP adjustment to deferred revenue, resulting from the Salary.com acquisition, the Company expects non-GAAP revenue to be $66.0 million to $68.0 million, and non-GAAP operating income to be $5.4 million to $5.8 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 24.4 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.16 to $0.17.

Full Year 2011*: The Company expects GAAP revenue to be $259 million to $265 million.  Excluding the GAAP adjustment to deferred revenue, the Company expects non-GAAP revenue to be $267 million to $273 million, and non-GAAP operating income to be $24.0 million to $27.0 million. Assuming an effective tax rate for reporting purposes of approximately 20% and approximately 24.4 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.70 to $0.82.

* Kenexa’s non-GAAP results  excludes stock based compensation expense, amortization of intangibles associated with acquisitions, fees related to closing acquisitions and the purchase accounting reduction to Salary.com’s revenue

Conference Call Information

Kenexa will host a conference call today, May 3, 2011, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results. To access this call, dial 877-407-9039 (domestic) or 201-689-8470 (international). A replay of this conference call will be available through May 10, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The replay passcode is 370543. A live webcast of this conference call will be available on the "Investor Relations" page of the Company's Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions.  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations.  The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results.  Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP revenue; non-GAAP cash from operations; non-GAAP income from operations; non-GAAP net income allocable to common shareholders’; non-GAAP gross profit; non-GAAP operating margin, and non-GAAP net income per diluted share as described below.

The Company’s non-GAAP financial measures exclude the following:

Non-GAAP revenue.  Non-GAAP revenue consists of GAAP revenue and the effect of the write down of the deferred revenue associated with purchase accounting for the Salary.com acquisition.   This effect during the three months ended March 31, 2011 was $3.0 million and is added back since the Company believes its inclusion provides a more accurate depiction of total revenue.

Non-GAAP cash from operations.  Non-GAAP cash from operations consists of GAAP cash from operations adjusted for non-recurring payments of liabilities associated with our acquisitions and payments of acquisition related fees of $0.5 million.  These exclusions are made to GAAP cash from operations to facilitate a consistent and more meaningful comparison to the prior year period as their effect was not included in our first quarter 2010 results.

Share-based compensation expense.  Share-based compensation expense consists of expenses for stock options and stock awards that the Company began recording in accordance with ASC 718 during the first quarter of 2006. Share-based compensation was $1.1 million for the three months ended March 31, 2011 and $1.3 million for the three months ended March 31, 2010. Share-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock.  The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets.  In accordance with GAAP, operating expenses include amortization of acquired intangible assets which are amortized over the estimated useful lives of such assets.  Amortization of acquired intangible assets was $3.5 million for the three months ended March 31, 2011, and $0.9 million for the three months ended March 31, 2010. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Acquisition-related fees.  In accordance with ASC 805, Business Combinations, acquisition-related fees including advisory, legal, accounting and other professional fees are reported as expense in the periods in which the costs are incurred and the services are received.    Acquisition-related fees of $0.1 million for the three months ended March 31, 2011 include legal, travel, and other fees not expected to reoccur from the acquisitions.  Acquisition-related fees are excluded in the non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Non-GAAP tax.  Non-GAAP tax is an estimated tax applied to the non-GAAP net income for purposes of determining the non-GAAP income allocable to common shareholders.  Including the amount is considered important in the determination of non-GAAP income allocable to common shareholders since it depicts a more meaningful measure of the Company’s non-GAAP results.

About Kenexa

Kenexa® provides business solutions for human resources. We help global organizations multiply business success by identifying the best individuals for every job and fostering optimal work environments for every organization. For more than 20 years, Kenexa has studied human behavior and team dynamics in the workplace, and has developed the software solutions, business processes and expert consulting that help organizations impact positive business outcomes through HR. Kenexa is the only company that offers a comprehensive suite of unified products and services that support the entire employee lifecycle from pre-hire to exit. Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

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Note to editors: Kenexa is a registered trademark of Kenexa.  Other company names, product names and company logos mentioned herein are the trademarks or registered trademarks of their respective owners.

Contact

MEDIA CONTACT:

Amanda Pritchard Kenexa amanda.pritchard@kenexa.com

INVESTOR CONTACT:
Kori Doherty
ICR
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)
	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,657	$52,455
Accounts receivable, net of allowance for doubtful accounts of $3,108 and $2,545	50,829	45,584
Unbilled receivables	4,326	2,782
Income tax receivable	2,390	2,406
Deferred income taxes	5,729	5,583
Prepaid expenses and other current assets	9,004	8,782
Total current assets	91,935	117,592

Property and equipment, net	21,640	19,757
Software, net	22,494	21,459
Goodwill	40,020	34,692
Intangible assets, net	71,272	68,238
Deferred income taxes, non-current	35,591	35,825
Deferred financing costs, net	513	566
Other long-term assets	10,272	11,050
Total assets	$293,737	$309,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,072	$7,921
Notes payable, current	20	92
Term loan, current	5,000	5,000
Commissions payable	2,789	3,169
Accrued compensation and benefits	6,307	9,491
Other accrued liabilities	11,083	11,764
Deferred revenue	72,048	71,346
Capital lease obligations	442	271
Total current liabilities	105,761	109,054

Revolving credit line and term loan	31,750	54,500
Capital lease obligations, less current portion	262	146
Notes payable, less current portion	-	10
Deferred income taxes	1,811	1,329
Deferred revenue, less current portion	10,160	4,706
Other long-term liabilities	2,545	2,515
Total liabilities	152,289	172,260

Commitments and Contingencies

Temporary equity
Noncontrolling interest	4,052	4,052

Shareholders' equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding: none	-	-
Common stock, par value $0.01; authorized 100,000,000 shares; shares issued and outstanding: 23,406,896 and 22,900,253, respectively	234	229
Additional paid-in capital	288,500	281,791
Accumulated deficit	(148,438)	(145,271)
Accumulated other comprehensive loss	(2,900)	(3,882)
Total shareholders' equity	137,396	132,867

Total liabilities and shareholders' equity	$293,737	$309,179

Kenexa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three Months Ended March 31,
	2011	2010
	(unaudited)	(unaudited)
Revenue:
Subscription	$46,203	$33,252
Other	13,775	6,412
Total revenues	59,978	39,664
Cost of revenues	23,345	13,811
Gross profit	36,633	25,853

Operating expenses:
Sales and marketing	14,275	9,640
General and administrative	12,748	9,831
Research and development	4,445	2,284
Depreciation and amortization	7,918	4,036
Total operating expenses	39,386	25,791

(Loss) Income loss from operations	(2,753)	62
Interest (expense) income, net	(440)	146
Loss on change in fair market value of investments including ARS and put option, net	-	(31)
(Loss) income before income taxes	(3,193)	177
Income tax benefit (expense)	26	(133)
Net (loss) income	$(3,167)	$44
Income allocated to noncontrolling interest	-	(62)
Net (loss) income allocated to common shareholders'	$(3,167)	$(18)

Basic and diluted net loss per share	$(0.14)	$0.00

Weighted average shares used to compute net loss per share - basic and diluted	23,042,809	22,577,266

Kenexa Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except for per share amounts)
	Three Months Ended
	March 31,
	2011	2010
	(unaudited)	(unaudited)
Revenue and Gross Profit:
GAAP subscription revenue	$46,203	$33,252
Deferred revenue associated with acquisition	2,986	-
Non-GAAP subscription revenue	49,189	33,252
Other revenue	13,775	6,412
Non-GAAP revenue	$62,964	$39,664

GAAP Gross profit	$36,633	$25,853
Share-based compensation expense	46	84
Gross profit adjustment	46	84
Non-GAAP Gross Profit	$36,679	$25,937

Expenses:
GAAP Operating expenses	$39,386	$25,791
Share-based compensation expense	(1,081)	(1,207)
Acquisition-related fees	(83)	-
Amortization of acquired intangibles	(3,531)	(921)
Total operating expense adjustment	(4,695)	(2,128)
Non-GAAP Operating expenses	$34,691	$23,663

Share-based compensation expense
Sales and marketing	153	290
General and administrative	837	820
Research and development	91	97
Total Share-based compensation expense	$1,081	$1,207

Results:
GAAP (Loss) income from operations	$(2,753)	$62
Deferred revenue associated with acquisition	2,986	-
Gross profit adjustment	46	84
Operating expense adjustment	4,695	2,128
Non-GAAP Income from operations	$4,974	$2,274

GAAP Net (loss) allocable to common shareholders	$(3,167)	$(18)
Deferred revenue associated with acquisition	2,986	-
Gross profit adjustment	46	84
Operating expense adjustment	4,695	2,128
Non-GAAP net income before non-gaap tax adjustment	$4,560	$2,194
Non-GAAP estimated income tax: 19%	(866)	-
Non-GAAP net income allocated to common shareholders'	$3,694	$2,194

Weighted average shares used to compute net loss allocable to common shareholders per share - basic	23,042,809	22,577,266
Dilutive effect of options and restricted stock	1,019,169	410,296
Weighted average shares used to compute net loss allocable to common shareholders per share - diluted	24,061,978	22,987,562

GAAP basic net loss per share	$(0.14)	$0.00
Non-GAAP adjustments as described above, per share	$0.30	$0.10
Non-GAAP basic net income per share	$0.16	$0.10

GAAP diluted net loss per share	$(0.14)	$0.00
Non-GAAP adjustments as described above, per share	$0.29	$0.10
Non-GAAP diluted net income per share	$0.15	$0.10

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)	(unaudited)
Other non-GAAP measures referenced on earnings call:
Cash from operations	$601	$8,806
Add: non-recurring payments associated with acquisitions	523	-
Non-GAAP cash from operations	$1,124	$8,806

Kenexa Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
	For the three months ended
	March 31,
	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss (income) from operations	$(3,167)	$44
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,918	4,036
Loss on disposal of property and equipment	-	34
Loss on change in fair market value of ARS and put option, net	-	31
Share-based compensation expense	1,127	1,291
Excess tax benefits from share-based payment arrangements	-	-
Amortization of deferred financing costs	53	-
Bad debt expense (recoveries)	248	(41)
Deferred income tax (benefit) expense	(270)	143
Changes in assets and liabilities, net of business combinations
Accounts and unbilled receivables	(6,339)	1,362
Prepaid expenses and other current assets	202	(1,859)
Income taxes receivable	17	74
Other long-term assets	1,265	(821)
Accounts payable	(70)	(80)
Accrued compensation and other accrued liabilities	(5,595)	(523)
Commissions payable	(389)	460
Deferred revenue	5,690	4,655
Other liabilities	(89)	-
Net cash provided by operating activities	601	8,806

Cash flows from investing activities
Capitalized software and purchases of property and equipment	(6,593)	(3,581)
Purchases of available-for-sale securities	-	(730)
Sales of available-for-sale securities	-	2,255
Sales of trading securities	-	4,050
Acquisitions and variable interest entity, net of cash acquired	(9,682)	(1,635)
Net cash (used in) provided by investing activities	(16,275)	359

Cash flows from financing activities
Borrowings under revolving credit line and term loan	3,000	-
Repayment under revolving credit line	(25,750)	-
Repayments of notes payable	(87)	(9)
Repayments of capital lease obligations	(282)	(54)
Proceeds from common stock issued through Employee Stock Purchase Plan	108	96
Net proceeds from option exercises	5,479	102
Net cash (used in) provided by financing activities	(17,532)	135

Effect of exchange rate changes on cash and cash equivalents	408	(219)

Net (decrease) increase in cash and cash equivalents	(32,798)	9,081
Cash and cash equivalents at beginning of period	52,455	29,221
Cash and cash equivalents at end of period	$19,657	$38,302

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest expense	$397	$4
Income taxes paid	$1,009	$272

Noncash investing and financing activities
Capital lease obligations incurred	$568	$-